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PricewaterhouseCoopers [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      Suite 1300
                                                      650 Third Avenue South
                                                      Minneapolis, MN 550402
                                                      Telephone (612) 596-6000
                                                      Facsimile (612) 373-7160



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-4 of
Norcraft Companies, L.P. of our report dated March 24, 2004 relating to the financial statements of Norcraft Companies, L.P. ("Successor Company") and our report dated March 24, 2004 relating to the financial statements of Norcraft Companies LLC ("Predecessor Company"), each of which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
August 2, 2004